UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2006

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-629-3722

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 30, 2006, Genesee & Wyoming Inc. (GWI) announced that its newly-formed subsidiary, the Chattahoochee Bay Railroad, Inc., acquired the assets of the Chattahoochee & Gulf Railroad Co., Inc. and the H&S Railroad Company, Inc. for $6.0 million in cash.

In addition, GWI also announced that through its subsidiary, Commonwealth Railway, Inc., it exercised an option to purchase from Norfolk Southern Corp. 12.5 miles of previously leased rail line through Portsmouth, Chesapeake, and Suffolk, VA.

The press releases announcing these transactions, filed as Exhibits 99.1 and 99.2 hereto, and the information set forth therein is filed under this Item 8.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) None

(b) None

(c) None

(d) Exhibits

The followings exhibits are filed or furnished herewith:

EXHIBIT NO. - DESCRIPTION
99.1 - Press release, dated August 30, 2006, announcing acquisition of assets

99.2 - Press release, dated August 30, 2006, announcing line purchase

Forward-Looking Statements

Certain statements in this report that discuss the Company’s expectations are forward-looking statements within the meaning of the federal securities laws and are based upon the Company’s current belief as to the outcome of future events. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. The Company cautions investors and potential investors not to place undue reliance on such statements. The Company disclaims any intention to update the current expectations or forward-looking statements contained in this filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

August 30, 2006	By:	/s/ John C. Hellmann

Name: John C. Hellmann
Title: President

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated August 30, 2006, announcing acquisition of assets of Chattachoochee & Gulf Railroad and H&S Railroad Company, Inc.
99.2	Press release, dated August 30, 2006, announcing Maersk line purchase